Exhibit 21.1

THE ST. JOE COMPANY

LIST OF SUBSIDIARIES

(Includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

COMPANY NAME	STATE OF ORGANIZATION
Artisan Park, L.L.C.	DE
Arvida Realty, LLC	FL
Crooked Creek Utility Company	FL
East San Marco, LLC	FL
Florida Timber Finance I, LLC	DE
Florida Timber Finance II, LLC	DE
Florida Timber Finance III, LLC	DE
Georgia Timber Finance I, LLC	DE
Panama City Beach Venture, LLC	DE
Paradise Pointe, L.L.C.	FL
Park Point Land, LLC	FL
Plume Street, LLC	DE
Plume Street Manager, LLC	DE
Residential Community Title Company	DE
Rivercrest, LLC	DE
SJPPN, LLC	FL
Southeastern Land Ventures, LLC	DE
St. James Island Utility Company	FL
St. Joe Central Florida Contracting, Inc.	FL
St. Joe Community Sales, Inc.	FL
St. Joe Resort Operating, LLC	FL
St. Joe-SouthWood Properties, Inc.	FL
St. Joe Timberland Company of Delaware, L.L.C.	DE
St. Joe Utilities Company	FL
SweetTea Publishing, L.L.C.	FL
Talisman Sugar Corporation	FL
Whisper Venture, LLC	FL